UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 3, 2011

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) On October 3, 2011, the Board of Directors of QUALCOMM Incorporated (the “Company”) appointed Mr. Steven R. Altman to become Vice Chairman of the Company. Mr. Altman will continue as a member of the Company’s executive committee and will provide direction and guidance on key initiatives across all areas of the business, as well as overall vision and strategy. Mr. Altman has been serving as President of the Company. The Board of Directors also promoted Steven M. Mollenkopf to the position of President and Chief Operating Officer. In his new role, Mr. Mollenkopf will oversee the Company’s divisions, business operations and market expansion and development areas. He will also continue in his role as President of Qualcomm CDMA Technologies. Both of these changes will be effective on November 14, 2011.

The Company expects that the Compensation Committee of the Board of Directors will consider the changes in responsibility as part of its compensation review process in November 2011. Biographical information concerning Mr. Altman and Mr. Mollenkopf is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2010 under the heading “Executive Officers” and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: October 6, 2011	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan
Executive Vice President, Human Resources